CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 101 to the registration statement on Form N-1A (the “Registration Statement”) of our reports dated May 26, 2005, relating to the financial statements and financial highlights which appears in the March 31, 2005 Annual Reports to Shareholders of the Total Return Fund, Total Return Fund II, Total Return Fund III, California Intermediate Municipal Bond Fund, California Municipal Bond Fund, Convertible Fund, Diversified Income Fund, Emerging Markets Bond Fund, European Convertible Fund, Floating Income Fund, Foreign Bond Fund (Unhedged), Foreign Bond Fund (U.S. Dollar-Hedged), Global Bond Fund (Unhedged), Global Bond Fund (U.S. Dollar-Hedged), GNMA Fund, High Yield Fund, Investment Grade Corporate Bond Fund, Long-Term U.S. Government Fund, Low Duration Fund, Low Duration Fund II, Low Duration Fund III, Moderate Duration Fund, Money Market Fund, Municipal Bond Fund, New York Municipal Bond Fund, Real Return Fund, Real Return Fund II, Short Duration Municipal Income Fund, Short-Term Fund, StocksPLUS Fund, Total Return Mortgage Fund, All Asset Fund, All Asset All Authority Fund, CommodityRealReturn Strategy Fund, European StocksPLUS TR Strategy Fund, Far East (ex Japan) StocksPLUS TR Strategy Fund, International StocksPLUS TR Strategy Fund, Japanese StocksPLUS TR Strategy Fund, Real Return Asset Fund, RealEstateRealReturn Strategy Fund, StocksPLUS Total Return Fund, and the StocksPLUS TR Short Strategy Fund (each a fund of the PIMCO Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Kansas City, MO

July 29, 2005